Exhibit 10.8(b)

Execution Version

AMENDMENT NUMBER ONE

TO CREDIT AGREEMENT

THIS AMENDMENT NUMBER ONE TO CREDIT AGREEMENT (this “Amendment”), dated as of September 27, 2024 is entered into by and among SERVICETITAN, INC., a Delaware corporation (the “Borrower”), the lenders identified on the signature pages hereof (such lenders, and the other lenders party to the below-defined Credit Agreement, together with their respective successors and permitted assigns, each individually, a “Lender”, and collectively, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and in light of the following:

W I T N E S S E T H

WHEREAS, Borrower, Lenders, and Administrative Agent are parties to that certain Credit Agreement, dated as of January 23, 2023 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower has requested that Administrative Agent and Lenders make certain amendments to the Credit Agreement; and

WHEREAS, upon the terms and conditions set forth herein, Administrative Agent and Lenders are willing to make certain amendments to the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement.

2. Amendments to Credit Agreement. Subject to the satisfaction (or waiver in writing by Administrative Agent) of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by adding in proper alphabetical order or amending and restating each of the following defined terms in their entirety, as follows:

i.

“Applicable Rate” means a percentage per annum equal to, in the case of SOFR Loans, Base Rate Loans and the Letter of Credit fees, the percentage set forth in the following table that corresponds to the most recent LQA Recurring Revenue Leverage Ratio calculation delivered to Administrative Agent pursuant to Sections 6.01 and 6.02(a) of this Agreement (the “LQA Recurring Leverage Ratio Calculation”); provided, that for the period from First Amendment Effective Date through the date Administrative Agent receives the LQA Recurring Revenue Leverage Ratio in respect of the testing period ending September 30, 2024, the Applicable Rate shall be set at the margin in the row styled “Level II”:

Level	LQA Recurring Revenue Leverage Ratio	SOFR Loan Applicable Rate	Base Rate Loan Applicable Rate	Letter of Credit Fees
IV	> 0.66:1.00	3.00%	2.00%	3.00%
III	> 0.33:1.00 and ≤ 0.66:1.00	2.75%	1.75%	2.75%
II	> 0.20:1.00 and ≤ 0.33:1.00	2.50%	1.50%	2.50%
I	≤ 0.20:1.00	2.25%	1.25%	2.25%

The Applicable Rate shall be based upon the most recent LQA Recurring Leverage Ratio Calculation, which will be calculated as of the end of each fiscal quarter. Except as set forth in the foregoing proviso, the Applicable Rate shall be re-determined quarterly on the first day of the month following the date of delivery to Administrative Agent of the certified calculation of the LQA Recurring Leverage Ratio pursuant to Sections 6.01 and 6.02(a) of this Agreement; provided, that if Borrower fails to provide such certification when such certification is due, the Applicable Rate shall be set at the margin in the row styled “Level IV” as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Applicable Rate shall be set at the margin based upon the calculations disclosed by such certification. In the event that the information regarding the LQA Recurring Leverage Ratio contained in any certificate delivered pursuant to Sections 6.01 and 6.02(a) of this Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate actually applied for such Applicable Period, then (i) Borrower shall immediately deliver to the Administrative Agent a correct certificate for such Applicable Period, (ii) the Applicable Rate shall be determined as if the correct Applicable Rate (as set forth in the table above) were applicable for such Applicable Period, and (iii) Borrower shall promptly deliver to the Administrative Agent full payment in respect of the accrued additional interest (after receipt of the calculation thereof from the Administrative Agent) as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent to the affected Obligations.

Notwithstanding the foregoing, the Applicable Rate in respect of any Class of Extended Revolving Credit Commitments or any Extended Term Loans or Revolving Credit Loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Offer.

ii.	“First Amendment Effective Date” means October 1, 2024.

iii.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b) or Section 2.03, as applicable, (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders is $140,000,000 as of the First Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

(b) Section 2.07(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)

Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Initial Term Lenders holding Initial Term Loans in Dollars (i) on the first day of each calendar quarter, commencing on January 1, 2025, a principal amount equal to $268,250 and (ii) on the Maturity Date for the Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding on such date; provided, that, payments required by clause (i) above shall be reduced as a result of the application of prepayments in accordance with Section 2.05. In the event any Incremental Term Loans or Extended Term Loans are made, such Incremental Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrower in the amounts and on the dates set forth in the definitive documentation with respect thereto and on the applicable Maturity Date thereof.

(c) Section 2.09(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)

Revolving Credit Facility Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) equal to 0.25% per annum on the average daily amount by which the aggregate Revolving Credit Commitments exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations (disregarding for the purposes of such calculation, the Outstanding Amount of any Swing Line Loans). The Commitment Fee shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first day of each calendar quarter, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facility.

(d) The second to last sentence of Section 2.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

After giving effect to any Incremental Revolving Commitments, the ratio of the Revolving Credit Facility and any Incremental Revolving Commitments to the Facilities (including any Incremental Facilities) as a whole shall not exceed the ratio of the Revolving Credit Facility to the Facilities as a whole as of the First Amendment Effective Date.

(e) Schedule 2.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Lender	Initial Term Commitment**	Revolving Credit Commitment
Wells Fargo Bank, National Association	$42,920,000	$56,000,000
First-Citizens Bank & Trust Company	$42,920,000	$56,000,000
KeyBank National Association	$21,460,000	$28,000,000

Total:	$107,300,000.00	$140,000,000.00

**	The Initial Term Loan Commitments terminated on the Closing Date. The amounts reflected herein are the outstanding principal amounts of the Initial Term Loans as of the First Amendment Effective Date.

(f) The cover page to the Credit Agreement is hereby amended to replace the reference to “Silicon Valley Bank” with “Silicon Valley Bank, a division of First-Citizens Bank & Trust Company”. Each other reference in the Loan Documents to “Silicon Valley Bank” or “SVB” shall be replaced with “First-Citizens Bank & Trust Company”.

3. Conversion of Loans. The provisions of the Credit Agreement and the other Loan Documents to the contrary notwithstanding, each Lender party hereto hereby agrees that immediately after giving effect to the increase in the Revolving Credit Commitments set forth herein, $70,000,000 of existing Term Loans shall be refinanced with Revolving Credit Loans and a settlement among the Revolving Credit Lenders shall occur such that the Revolving Credit Loans are held by the Revolving Credit Lenders in accordance with their Applicable Percentages of the Revolving Credit Commitments, as amended hereby. For the purposes of this Section 3, the Term Loans shall be repaid in the inverse order of the maturity of the amortization payments due with respect to the Term Loans.

4. Conditions Precedent to Amendment. The satisfaction (or waiver in writing by the Administrative Agent) of each of the following shall constitute conditions precedent to the effectiveness of the Amendment (such date being the “First Amendment Effective Date”):

(a) [Reserved].

(b) The Administrative Agent shall have received (i) this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect; and (ii) the reaffirmation and consent of each Guarantor attached hereto as Exhibit A, duly executed by the parties hereto, and the same shall be in full force and effect.

(c) After giving effect to this Amendment, the representations and warranties contained herein, in the Credit Agreement, and in the other Loan Documents, in each case, shall be true and correct in all material respects on and as of the First Amendment Effective Date; provided, that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(d) [Reserved].

(e) No Default or Event of Default shall have occurred and be continuing as of the First Amendment Effective Date, nor shall either result from the consummation of the transactions contemplated herein.

(f) Borrower shall pay concurrently with the closing of the transactions evidenced by this Amendment, all fees, costs, expenses and taxes then payable pursuant to the Credit Agreement and Section 6 of this Amendment; provided, however, that an invoice of any fees or expenses shall have been presented to the Loan Parties no less than two (2) Business Days prior to the First Amendment Effective Date.

5. Representations and Warranties. Borrower hereby represents and warrants to the Administrative Agent and each Lender as of the date hereof as follows:

(a) It (v) is a Person duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (w) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (x) is duly qualified and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (y) is in material compliance with all Laws (including the USA PATRIOT Act and anti-money laundering laws), orders, writs, injunctions and orders and (z) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (v) (other than with respect to the Borrower), (w)(i), (x), (y) or (z), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The execution, delivery, and performance by it of this Amendment (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any Contractual Obligation evidencing Indebtedness exceeding the Threshold Amount to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, (iii) result in the creation of any Lien (other than under the Loan Documents and Liens subject to an Acceptable Intercreditor Agreement) or (iv) violate any material Law; except (in the case of clauses (b)(ii) and (b)(iv)), to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) This Amendment is the legally valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms, except as enforcement may be limited by Debtor Relief Laws and by general principles of equity.

(e) [Reserved].

(f) No Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this Amendment, and no condition exists which constitutes a Default or an Event of Default.

(g) The representations and warranties set forth in this Amendment, the Credit Agreement, after giving effect to this Amendment, and the other Loan Documents to which it is a party are, in each case, true and correct in all material respects on and as of the First Amendment Effective Date; provided, that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

6. Payment of Costs and Fees. Borrower shall pay to the Administrative Agent for all reasonable and documented or invoiced out-of-pocket costs and expenses (including, without limitation, all Attorney Costs of Paul Hastings LLP (and any other counsel retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed)) and one local and foreign counsel in each relevant jurisdiction) in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto, in each case, in accordance with Section 10.04 of the Credit Agreement.

7. Reserved.

8. GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS; WAIVER OF RIGHT TO TRIAL BY JURY. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS AND WAIVER OF RIGHT TO TRIAL BY JURY SET FORTH IN SECTIONS 10.14 AND SECTION 10.15 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

9. Amendments. This Amendment cannot be altered, amended, changed or modified in any respect except in accordance with Section 10.01 of the Credit Agreement.

10. Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

11. Effect on Loan Documents.

(a) The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document. The waivers, consents and modifications set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further waiver, consent or amendment or other matter under the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by Borrower remains in the sole and absolute discretion of the Administrative Agent and Lenders. To the extent that any terms or provisions of this Amendment conflict with those of the Credit Agreement or the other Loan Documents, the terms and provisions of this Amendment shall control.

(b) This Amendment is a Loan Document.

(c) Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Amendment refer to this Amendment as a whole and not to any particular provision of this Amendment. Section, subsection, clause, schedule, and exhibit references herein are to this Amendment unless otherwise specified. Any reference in this Amendment to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties.

12. Entire Agreement. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

13. Reaffirmation of Obligations. Borrower hereby (a) acknowledges and reaffirms its obligations owing to the Administrative Agent, and each Lender under each Loan Document to which it is a party, and (b) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Borrower hereby (i) further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document to the Administrative Agent, on behalf and for the benefit of each Lender, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and (ii) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof (including, without limitation, from after giving effect to this Amendment).

14. No Novation. This Agreement shall not constitute a novation of the Credit Agreement or any of the Loan Documents.

15. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

“Borrower”

SERVICETITAN, INC., a Delaware corporation

By:	/s/ Dave Sherry
Name:	Dave Sherry
Title:	Chief Financial Officer

[Signature Page to Amendment Number One to Credit Agreement]

“Agent” and “Lender”

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Nathan McIntosh
Name:	Nathan McIntosh
Title:	Duly Authorized Signer

[Signature Page to Amendment Number One to Credit Agreement]

“Lender”

FIRST-CITIZENS BANK & TRUST COMPANY

By:	/s/ Peter Rasimas
Name:	Peter Rasimas
Title:	Vice President

.

[Signature Page to Amendment Number One to Credit Agreement]

“Lender”

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Geoff Smith
Name:	Geoff Smith
Title:	Senior Vice President

[Signature Page to Amendment Number One to Credit Agreement]

Execution Version

EXHIBIT A

REAFFIRMATION AND CONSENT

All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Credit Agreement dated as of January 23, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among SERVICETITAN, INC., a Delaware corporation (the “Borrower”), the lenders form time to time party thereto (such lenders, together with their respective successors and permitted assigns, each individually, a “Lender”, and collectively, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”). Reference is made to that certain Amendment Number One to Credit Agreement, dated as of the date hereof (the “Amendment”), by and among Borrower, the Guarantors, the Administrative Agent and the Lenders signatory thereto.

The undersigned Guarantors each hereby (a) represents and warrants to the Administrative Agent and Lenders that the execution, delivery, and performance of this Reaffirmation and Consent (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any Contractual Obligation evidencing Indebtedness exceeding the Threshold Amount to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, (iii) result in the creation of any Lien (other than under the Loan Documents and Liens subject to an Acceptable Intercreditor Agreement) or (iv) violate any material Law; except (in the case of clauses (b)(ii) and (b)(iv)), to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) consents to the amendment of the Credit Agreement as set forth in the Amendment; (c) acknowledges and reaffirms its Obligations owing to the Lenders under any Loan Document to which it is a party; (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect; and (e) reaffirms, acknowledges, agrees and confirms that it has granted to the Administrative Agent a perfected security interest in the Collateral pursuant to the Loan Documents in order to secure all of its present and future Obligations to the Lenders.

Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, they each understand that neither the Administrative Agent nor any Lender has any obligations to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. This Reaffirmation and Consent may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Reaffirmation and Consent. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. The validity of this Reaffirmation and Consent, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of New York. This Reaffirmation and Consent is a Loan Document.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have each caused this Reaffirmation and Consent to be executed and delivered as of the date of the Amendment.

“Guarantors”

ASPIRE, LLC, a Delaware limited liability company

FIELD SERVICE HOLDINGS, LLC, a Delaware limited liability company

SERVICETITAN INTERNATIONAL, LLC, a Delaware limited liability company

CONVEX LABS LLC, a Delaware limited liability company

By:	/s/ Jason Choi
Name:	Jason Choi
Title:	Treasurer

SERVICE PRO.NET, LLC, a Delaware limited liability company

By:	/s/ Jason Choi
Name:	Jason Choi
Title:	President

[Signature Page to Reaffirmation and Consent]